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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 Waverly Street Cambridge, Massachusetts 02139 (Address of principal executive offices) (Zip Code)
(617) 444-6100 (Registrant's telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits
99.1	Press Release of Vertex Pharmaceuticals Incorporated dated February 10, 2004.
99.2	Excerpt from Offering Memorandum.

ITEM 9.    REGULATION FD.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On February 10, 2004, Vertex Pharmaceuticals Incorporated (the "Registrant") issued a press release announcing that certain holders of its existing 5% Convertible Subordinated Notes due 2007 have agreed to exchange approximately $153.5 million in aggregate principal amount of such existing Notes for approximately $153.5 million in aggregate principal amount of newly issued 5 3/4% Convertible Subordinated Notes due 2011. The press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference in its entirety.

In connection with the exchange transaction described above, the Registrant disclosed certain unaudited pro forma condensed consolidated financial information in an Offering Memorandum (the "Excerpt"). The Excerpt has been furnished as Exhibit 99.2 hereto and hereby incorporated by reference in its entirety.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED (Registrant)
/s/ IAN F. SMITH Ian F. Smith Senior Vice President and Chief Financial Officer
Date: February 10, 2004

EXHIBIT INDEX

        The following exhibits are furnished as part of this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Vertex Pharmaceuticals Incorporated dated February 10, 2004
99.2	Excerpt from Offering Memorandum

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  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
  ITEM 9. REGULATION FD.
SIGNATURES
EXHIBIT INDEX